CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-10775, No. 33-642, No. 33-1532 and No. 33-96684) and Forms S-8 (No. 33-96686, No. 333-44897, and No. 333-76943) of our report dated February 1, 2002, relating to the consolidated financial statements and schedule of Monterey Pasta Company, which appear in this Form 10-K.

BDO Seidman, LLP

San Francisco, California

February 4, 2002